United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 9, 2022

Date of Report (Date of earliest event reported)

Lakeshore Acquisition II Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41317	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 327-9933

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	LBBB	The Nasdaq Stock Market LLC
Warrants	LBBBW	The Nasdaq Stock Market LLC
Rights	LBBBR	The Nasdaq Stock Market LLC
Units	LBBBU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IMPORTANT NOTICES

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transactions among Lakeshore Acquisition II Corp. (together with its successors, the “Purchaser”), LBBB Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), Nature’s Miracle Inc., a Delaware corporation (“Nature’s Miracle”), Tie (James) Li, as the representative of the stockholders of Nature’s Miracle, and RedOne Investment Limited, a British Virgin Islands company, as the representative of the shareholders of Purchaser, and the transactions contemplated thereby, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Purchaser’s securities; (ii) the risk that the transaction may not be completed by Purchaser’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Purchaser; (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the business combination agreement by the stockholders of Purchaser, the satisfaction of the minimum cash amount following any redemptions by Purchaser’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (vi) the effect of the announcement or pendency of the transaction on Nature’s Miracle’s business relationships, operating results and business generally; (vii) risks that the proposed transaction disrupts current plans and operations of Nature’s Miracle; (viii) the outcome of any legal proceedings that may be instituted against Nature’s Miracle or Purchaser related to the business combination agreement or the proposed transaction; (ix) the ability to maintain the listing of Purchaser’s securities on a national securities exchange; (x) changes in the competitive industry in which Nature’s Miracle operates, variations in operating performance across competitors, changes in laws and regulations affecting Nature’s Miracle’s business and changes in the combined capital structure; (xi) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xii) the risk of downturns in the market and Nature’s Miracle’s industry including, but not limited to, as a result of the COVID-19 pandemic; (xiii) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xiv) the inability to complete its convertible debt financing; (xv) the risk of potential future significant dilution to stockholders resulting from lender conversions under the convertible debt financing; and (xvi) risks and uncertainties related to Nature’s Miracle’s business, including, but not limited to, risks relating to the uncertainty of the projected financial information with respect to Nature’s Miracle; risks related to Nature’s Miracle’s limited operating history, the roll-out of Nature’s Miracle’s business and the timing of expected business milestones; Nature’s Miracle’s ability to implement its business plan and scale its business; Nature’s Miracle’s ability to develop products and technologies that are more effective or commercially attractive than competitors’ products; Nature's Miracle's ability to maintain accelerate rate of growth recently due to lifestyle changes in the wake of COVID-19 pandemic; risks of increased costs as a result of being a public company; risks relating to Nature’s Miracle’s being unable to renew the leases of their facilities and warehouses; Nature’s Miracle’s ability to grow the size of its organization and management in response of the increase of sales and marketing infrastructure; risks relating to potential tariffs or a global trade war that could increase the cost of Nature’s Miracle’s products; risks relating to product liability lawsuits that could be brought against Nature’s Miracle;; Nature’s Miracle’s ability to formulate, implement and modify as necessary effective sales, marketing, and strategic initiatives to drive revenue growth; Nature’s Miracle’s ability to expand internationally; acceptance by the marketplace of the products and services that Nature’s Miracle markets; and government regulations and Nature’s Miracle’s ability to obtain applicable regulatory approvals and comply with government regulations. A further list and description of risks and uncertainties can be found in Purchaser’s initial public offering prospectus dated March 8, 2022 and in the Registration Statement on Form S-4 and proxy statement that will be filed with the Securities and Exchange Commission (“SEC”) by the Purchaser in connection with the proposed transactions, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and Purchaser, Merger Sub, Nature’s Miracle, and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Additional Information and Where to Find It

In connection with the transaction described herein, Purchaser will file relevant materials with the SEC, including the Registration Statement on Form S-4 and a proxy statement. The proxy statement and a proxy card will be mailed to shareholders as of a record date to be established for voting at the shareholders’ meeting relating to the proposed transactions. Shareholders will also be able to obtain a copy of the Registration Statement on Form S-4 and proxy statement without charge from Purchaser. The Registration Statement on Form S-4 and proxy statement, once available, may also be obtained without charge at the SEC’s website at www.sec.gov or by writing to Purchaser at 667 Madison Avenue, New York, NY 10065.

INVESTORS AND SECURITY HOLDERS OF PURCHASER ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT PURCHASER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PURCHASER, NATURE’S MIRACLE AND THE TRANSACTIONS.

Participants in Solicitation

Purchaser, Merger Sub, Nature’s Miracle, certain stockholders of Nature’s Miracle, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Purchaser ordinary shares in respect of the proposed transaction. Information about Purchaser’s directors and executive officers and their ownership of Purchaser’s ordinary shares is set forth in Purchaser’s initial public offering prospectus dated March 8, 2022 and other filings by the Purchaser filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential business combination or any other matter and will not constitute an offer to sell or a solicitation of an offer to buy the securities of Purchaser, Nature’s Miracle or the combined company, nor will there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities will be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Item 1.01 Entry into a Material definitive Agreement.

On September 9, 2022, Lakeshore Acquisition II Corp., a Cayman Islands exempted company (together with its successors, including after the Reincorporation (as defined below), the “Purchaser”), LBBB Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), Nature’s Miracle, Inc., a Delaware corporation (“Nature’s Miracle” or the “Company”), Tie (James) Li, as the representative of the stockholders of Nature’s Miracle, and RedOne Investment Limited, a British Virgin Islands company, the Purchaser’s sponsor (the “Sponsor”), acting as the representative of the stockholders of Purchaser, entered into a Merger Agreement (the “Merger Agreement”).

The Merger and Merger Consideration

Pursuant to the Merger Agreement, Nature’s Miracle will merge with Merger Sub (the “Merger”), with Nature’s Miracle surviving and the Purchaser acquiring 100% of the equity securities of Nature’s Miracle. In exchange for their equity securities, the stockholders of Nature’s Miracle (the “Company Stockholders”) will receive an aggregate number of shares of common stock (the “Purchaser Common Stock”) of the Purchaser (the “Merger Consideration”) with an aggregate value equal to: (a) two hundred thirty million U.S. dollars ($230,000,000), minus (b) any Closing Net Indebtedness (as defined in the Merger Agreement).

At the effective time, each share of the Company’s Common Stock issued and outstanding immediately prior to the effective time (other than the dissenting shares to be canceled) will be canceled and automatically converted into the right to receive, without interest, the applicable pro rata portion of the Closing Payment Shares (as defined below) for such number of shares of Company Common Stock. Under the Merger Agreement, “Closing Payment Shares” means such number of Purchaser Common Stock equal to $230,000,000, divided by $10.00.

The Merger Consideration otherwise payable to Company Stockholders is subject to the withholding of a number of shares of Purchaser Common Stock equal to three percent (3.0%) of the Merger Consideration to be placed in escrow for post-closing adjustments (if any) to the Merger Consideration, in accordance with the terms of the Merger Agreement following the Closing.

The parties agreed that immediately following the Closing, Purchaser’s board of directors will consist of seven (7) individuals, with the identity of six of those individuals and allocation of all individuals among the staggered tiers of the post-business combination company’s board of directors (and the appointment of such persons to committees of the board) to be determined by Nature’s Miracle’s current board of directors, and the remaining individual to be appointed by the Sponsor, subject to Nature’s Miracle’s approval (which approval will not be unreasonably withheld).

Reincorporation of the Purchaser

Immediately prior to the Merger, the Purchaser will reincorporate into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger of Purchaser with and into a newly formed Delaware corporation (the “Reincorporation”), and subject to the receipt of the approval of the shareholders of the Purchaser to the Reincorporation terms, the Purchaser will adopt Delaware organizational documents, which will provide, among other things, that the name of the Purchaser will be amended to be “Nature’s Miracle Holding Inc.”

Immediately prior to the effective time of the Reincorporation, every issued and outstanding unit of the Purchaser (“Purchaser Unit”) will separate into their individual components of one ordinary share of the Purchaser (the “Purchaser Ordinary Share”), one-half of one warrant of the Purchaser entitling the holder thereof to purchase one Purchaser Ordinary Share at a purchase price of $11.50 per share (the “Purchaser Warrants”) and one right of the Purchaser entitling the holder thereof to receive one-tenth of one Purchaser Ordinary Share (the “Purchaser Rights”), and all Purchaser Units will cease to be outstanding and will automatically be canceled and retired and cease to exist. At the Reincorporation effective time, each Purchaser Ordinary Share will be converted into one share of Purchaser Common Stock and each Purchaser Warrant will remain outstanding but will be automatically adjusted to become one Purchaser Warrant under Delaware law. At the Closing, all Purchaser Rights will cease to be outstanding and will automatically be canceled and retired and will cease to exist. The holders of Purchaser Rights instead will receive one-tenth of one share of Purchaser Common Stock in exchange for the cancellation of each Purchaser Right; provided that no fractional shares will be issued and all fractional shares will be rounded down to the nearest whole share.

Representations and Warranties

In the Merger Agreement, Nature’s Miracle makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Nature’s Miracle and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter documents and corporate records; (f) required consents and approvals; (g) financial information; (h) absence of certain changes or events; (i) title to assets and properties; (j) material contracts; (k) ownership of real property; (l) licenses and permits; (m) compliance with laws, including those relating to foreign corrupt practices and money laundering; (n) ownership of intellectual property; (o) customers and suppliers; (p) employment and labor matters; (q) taxes and audits; (r) brokers and finders; (s) that Nature’s Miracle is not an investment company; (t) absence of litigation; and (u) other customary representations and warranties.

In the Merger Agreement, Purchaser and Merger Sub make certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) litigation; (d) brokers and finders; (e) capital structure; (f) validity of share issuance; (g) validity of Nasdaq listing; (h) SEC filing requirements and financial statements; (i) that Purchaser is not an investment company; and (j) compliance with laws, including those relating to money laundering.

Conduct Prior to Closing; Covenants

Each of Nature’s Miracle and Purchaser has agreed to, and cause its subsidiaries to, operate the business in the ordinary course, consistent with past practices, prior to the Closing (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains, among other things, covenants providing for:

●	Each party providing access to their books and records and providing information relating to their respective business to the other party, its legal counsel and other representatives;

●	Nature’s Miracle delivering the financial statements required by Purchaser to make applicable filings with the SEC;

●	Purchaser timely filing all of its public filings with the SEC and otherwise complying with applicable securities laws and using its reasonable best efforts prior to the Closing to maintain the listing of Purchaser Units, Purchaser Ordinary Shares, Purchaser Rights and Purchaser Warrants on The Nasdaq Global Market (“Nasdaq”);

●	The parties will not solicit, initiate, encourage or continue discussions with any third party with respect to any transaction other than the transactions contemplated or permitted by the Merger Agreement; and

●	The Purchaser, with the reasonable assistance of Nature’s Miracle, will file and cause to become effective a registration statement on S-4 (the “Form S-4”) registering the Purchaser Common Stock, which will also contain a proxy statement of Purchaser for the purpose of soliciting proxies from Purchaser’s shareholders for approval of certain matters related to the transactions contemplated by the Merger Agreement.

Conditions to Closing

General Conditions

Consummation of the transactions contemplated by the Merger Agreement is conditioned on, among other things, (i) the absence of any order or provisions of any applicable law prohibiting the transactions or preventing the transactions; (ii) Purchaser and Nature’s Miracle receiving approval from their respective stockholders to the transactions; (iii) the Purchaser Common Stock having been approved for listing on Nasdaq, and (iv) the SEC having declared the Form S-4 effective.

Nature’s Miracle’s Conditions to Closing

The obligations of Nature’s Miracle to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	The Purchaser complying with all of its obligations under the Merger Agreement in all material respects;

●	the representations and warranties of the Purchaser being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement); and

●	there having been no Material Adverse Effect to Purchaser.

Purchaser’s Conditions to Closing

The obligations of Purchaser and Merger Sub to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

●	the representations and warranties of Nature’s Miracle being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect;

●	Nature’s Miracle complying with all of the obligations under the Merger Agreement in all material respects; and

●	there having been no Material Adverse Effect to Nature’s Miracle’s business.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the Closing, whether before or after approval of the proposals being presented to Purchaser’s stockholders, upon mutual agreement of the parties or by:

●	either Purchaser or Nature’s Miracle, if the Closing has not occurred by June 11, 2023 (the “Outside Date”), provided that no material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement will have occurred or have been made;

●	either Purchaser or Nature’s Miracle, if a Governmental Authority (as defined in the Merger Agreement) of competent jurisdiction will have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

●	Purchaser, if Nature’s Miracle has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to Purchaser’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) twenty (20) days following the receipt by Nature’s Miracle of a notice describing such breach and (B) the Outside Date;

●	Nature’s Miracle, if Purchaser has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to Nature’s Miracle’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) twenty (20) days following the receipt by Purchaser a notice describing such breach and (B) the Outside Date;

●	Purchaser, if there will have been a Material Adverse Effect on Nature’s Miracle’s business taken as a whole following the date of the Merger Agreement which is uncured for at least ten (10) business days after written notice of such Material Adverse Effect is provided by Purchaser to Nature’s Miracle;

●	either Nature’s Miracle or Purchaser, if the Merger Agreement, the plan of merger or the transactions fail to be authorized or approved by Purchaser shareholders; or

●	Purchaser, if the stockholders of Nature’s Miracle do not approve the Merger Agreement and the transactions contemplated thereunder; or

●	Purchaser, if the closing conditions under the Merger Agreement have been satisfied or waived and the Purchaser has confirmed by written notice that it is willing and able to consummate the Closing, and Nature’s Miracle will have failed to consummate such transactions within ten (10) business days after such notice.

Indemnification

The Merger Agreement does not provide for indemnification obligations for any party. All representations and warranties contained in the Merger Agreement will terminate as of the closing date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Stock Exchange Listing

Purchaser will take commercially reasonable actions to cause the Purchaser Common Stock issued in connection with the Merger Agreement to be approved for listing on The Nasdaq Global Market at Closing. During the period from the date of the Merger Agreement until the Closing, Purchaser will use reasonable best efforts to maintain the listing of its units, ordinary shares, and warrants for trading on Nasdaq.

ADDITIONAL AGREEMENTS

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Ancillary Documents”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Documents, copies or forms of each of which are attached hereto as exhibits. Shareholders and other interested parties are urged to read such Ancillary Documents in their entirety.

Purchaser Support Agreement

In connection with their entry into the Merger Agreement, Purchaser and Nature’s Miracle entered into the Purchaser Support Agreement, dated as of September 9, 2022 (the “Purchaser Support Agreement”), with the initial shareholders of the Purchaser (the “Supporters”), pursuant to which the Supporters agreed (i) to vote the Purchaser ordinary shares held by them in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, (ii) to not transfer, during the term of the Purchaser Support Agreement, any Purchaser Common Stock owned by them, and (iii) to not transfer any Purchaser Common Stock held by them in accordance with the lock-up provisions set forth in the Purchaser’s final prospectus filed with the U.S. Securities and Exchange Commission on March 8, 2022.

The foregoing description of the Purchaser Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Voting and Support Agreement

In connection with their entry into the Merger Agreement, Purchaser and Nature’s Miracle entered into a Voting and Support Agreement, dated as of September 9, 2022 (the “Voting and Support Agreement”), with certain Company Stockholders, pursuant to which such Company Stockholders agreed, among other things, (i) to vote the Company Stock (as defined in the Merger Agreement) held by them in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereunder, (ii) authorize and approve any amendment to the Company’s Organizational Documents (as defined in the Merger Agreement) that is deemed necessary or advisable by Nature’s Miracle for purposes of effecting the transactions contemplated under the Merger Agreement, and (iii) to not transfer, during the term of the Voting and Support Agreement, any Company Stock owned by them, except as permitted under the terms of the Voting and Support Agreement.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-up Agreement

In connection with their entry into the Merger Agreement, Purchaser and Nature’s Miracle entered into a Lock-Up Agreement (the “Lock-up Agreement”) with certain Company Stockholders whose names appear on the signature pages thereto (such stockholders, the “Company Holders”), pursuant to which each Company Holder agreed that each such holder will not, during the Lock-up Period (as defined below), offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares issued in connection with the Merger (the “Lock-up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. As used herein, “Lock-Up Period” means the period commencing on the closing date of the Merger and ending on the earlier of: (i) six months after the Closing; and (ii) with respect to Lock-up Shares not held by a Significant Company Stockholder (as defined in the Merger Agreement) only, if the volume weighted average price of the Purchaser Common Stock equals or exceeds $12.50 per share for any 20 trading days within any 30 consecutive trading days beginning 90 days after the Closing.

The foregoing description of the Lock-Up Agreement is subject to and qualified in its entirety by reference to the full text of the form of the Lock-Up Agreement, a copy of which is included as Exhibit 10.3 hereto, and the terms of which are incorporated by reference.

Non-Competition and Non-Solicitation Agreement

At Closing, the Purchaser, Nature’s Miracle and each of Tie (James) Li, Zhiyi “Johnathan” Zhang and Wei Yang (the “Key Management Members”) will enter into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”), pursuant to which the Key Management Members and their affiliates will agree not to compete with Purchaser during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The agreements also contains customary non-disparagement and confidentiality provisions.

The foregoing description of the Non-Competition and Non-Solicitation Agreements is subject to and qualified in its entirety by reference to the full text of the form of the Non-Competition and Non-Solicitation Agreement, a copy of which is included as Exhibit 10.4 hereto, and the terms of which are incorporated by reference.

Voting Agreement

At Closing, Purchaser and certain Company Stockholders will enter into a voting agreement (the “Voting Agreement”), pursuant to which, among other things, the Sponsor will be granted a right to nominate a director to the post-business combination board of directors.

The foregoing description of the Voting Agreement is subject to and qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is included as Exhibit 10.5 hereto, and the terms of which are incorporated by reference.

Nature’s Miracle, Inc. 2022 Equity Incentive Plan

At the Closing, the Nature’s Miracle, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) will provide for the grant of equity incentives up to a maximum of 10% of the shares of the Purchaser Common Stock outstanding immediately after the Closing to the directors, employees, and consultants of Nature’s Miracle Holding, Inc.

The foregoing description of the 2022 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of the 2022 Equity Incentive Plan, a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Employment Agreement with Tie “James” Li

In connection with entry into the Merger Agreement, Purchaser and Tie “James” Li entered into an Employment Agreement, dated as of September 9, 2022 (the “Employment Agreement”), subject to and effective upon closing of the business combination. Pursuant to the Employment Agreement, the Purchaser agreed to employ Mr. Li as Chief Executive Officer of the post-business combination company. The term of employment is a period of five years, with automatic one-year extensions unless either party gives the other party one-month prior written notice. The Employment Agreement provides for payment of $300,000 per annum in cash compensation and Mr. Li will be eligible to participate in the 2022 Equity Incentive Plan or any other future incentive plan of the post-business combination company, as well as any standard employee benefit plan of the post-business combination company, including, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan. Purchaser may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, or engages or in any manner participates in any activity which is competitive with or intentionally injurious to the post-business combination company, or any of its affiliates or subsidiaries. Mr. Li may resign at any time with one-month prior written notice. Mr. Li has agreed to hold, both during and after the Employment Agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Employment Agreement, a copy of which is filed as Exhibit 10.7 hereto and incorporated by reference herein.

Registration Rights Agreement

At the Closing, Purchaser, the Supporters and certain Company Stockholders (collectively, the “Subject Parties”) will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, Purchaser will be obligated to file a registration statement to register the resale of certain securities of Purchaser held by the Subject Parties. The Registration Rights Agreement will also provide the Subject Parties with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Escrow Agreement

Pursuant to the Merger Agreement, the Purchaser, Tie (James) Li, as the representative of the Company Stockholders, and an escrow agent will enter into an Escrow Agreement pursuant to which Purchaser will deposit a number of shares of Purchaser Common Stock equal to three percent (3.0%) of the Merger Consideration in escrow for post-closing adjustments (if any) to the Merger Consideration as contemplated under the Merger Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Item 1.01 of this Report under the heading “Employment Agreement with Tie “James” Li” is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 9, 2022, Purchaser and Nature’s Miracle issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Purchaser and Nature’s Miracle have prepared for use in connection with the announcement of the execution of the Merger Agreement.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Merger Agreement dated September 9, 2022
10.1	Form of Purchaser Support Agreement
10.2	Form of Voting and Support Agreement
10.3	Form of Lock-up Agreement
10.4	Form of Non-Competition and Non-Solicitation Agreement
10.5	Form of Voting Agreement
10.6	Form of 2022 Equity Incentive Plan
10.7	Employment Agreement
99.1	Press Release dated September 9, 2022
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2022

LAKESHORE ACQUISITION II CORP.

By:	/s/ Deyin (Bill) Chen
Name:	Deyin (Bill) Chen
Title:	Chief Executive Officer